UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 21, 2015

AUDIOEYE, INC.

DELAWARE	333-177463	20-2939845
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5210 E. Williams Circle, Suite 500

Tucson, Arizona 85711

(Address of principal executive offices)

(866) 331-5324

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Officers; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers

Effective April 21, 2015, Matthew Mellon II resigned as a director of AudioEye, Inc. (the “Company”). Mr. Mellon’s resignation as a member of the Company’s Board of Directors was not predicated on any disagreements or objections as to anything relating to the Company’s operations, policies or practices.  Mr. Mellon has agreed to have all his vested options totaling 200,000 shares cancelled.

Effective April 24, 2015, Nathaniel Bradley resigned as Chief Executive Officer and President of the Company.  Effective with his resignation as Chief Executive Officer and President, the Company’s Board of Directors appointed Mr. Bradley to serve as Founder and Chief Innovation Officer as well as Treasurer of the Company. Mr. Bradley also remains as a director of the Company.  Mr. Bradley’s compensation in his new role has not been determined.

Effective April 24, 2015, the Company’s Board of Directors appointed Sean Bradley to serve as President of the Company.  He continues in his current role as Chief Technology Officer and Secretary.  His compensation in his new role has not been determined.

Effective April 24, 2015, James Crawford resigned as Chief Operating Officer and Treasurer of the Company.  Mr. Crawford will continue to work with the Company as a consultant in a new role which has yet to be determined.

Item 8.01                                           Other Events

On April 27, 2015, the Company issued a press release with respect to the director resignation and management changes detailed in Item 5.02.

Item 9.01                                           Financial Statements and Exhibits

(d)                                 99.1                        Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 27,2015	AUDIOEYE, INC.

	By:	/s/ SEAN BRADLEY
Sean Bradley, President

Index to Exhibits

Exhibit No.	Description

99.1	Press Release